UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Visa Inc. (the “Company”) held its Annual Meeting of Stockholders on January 30, 2013 (the “Annual Meeting”). Only holders of the Company’s class A common stock at the close of business on December 4, 2012 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 531,139,322 shares of class A common stock entitled to vote. A total of 427,717,933 shares of class A common stock (80.52%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on four proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated December 17, 2012.

Proposal 1: The Company’s stockholders elected ten directors to the Board to serve for a one year term until the 2014 annual meeting of stockholders and one director, Joseph W. Saunders, to serve for a term ending on March 31, 2013. The votes regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes

Gary P. Coughlan	386,037,933	337,526	990,479	40,351,995

Mary B. Cranston	333,363,027	53,018,596	984,315	40,351,995

Francisco Javier Fernández-Carbajal	354,211,796	32,162,133	992,009	40,351,995

Robert W. Matschullat	386,029,582	345,392	990,964	40,351,995

Cathy E. Minehan	385,819,394	362,842	1,183,702	40,351,995

Suzanne Nora Johnson	381,278,681	5,100,835	986,422	40,351,995

David J. Pang	382,536,756	3,841,678	987,504	40,351,995

Joseph W. Saunders	384,043,661	2,329,826	992,451	40,351,995

Charles W. Scharf	385,982,610	391,601	991,727	40,351,995

William S. Shanahan	382,576,032	3,803,257	986,649	40,351,995

John A. Swainson	381,168,845	5,206,133	990,960	40,351,995

Proposal 2: The Company’s stockholders approved the advisory vote on executive compensation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

377,232,589	8,781,677	1,351,672	40,351,995

Proposal 3: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2013. The votes regarding this proposal were as follows:

For	Against	Abstain

424,761,073	1,899,346	1,057,514

Proposal 4: The Company’s stockholders did not approve a stockholder proposal on lobbying practices and expenditures. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

118,336,623	201,608,125	67,421,190	40,351,995

Item 8.01 Other Events.

Also on January 30, 2013, the Company issued a press release announcing that its board of directors had declared a quarterly dividend in the aggregate amount of $0.33 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on March 5, 2013, to all holders of record of the Company’s class A, class B and class C common stock as of February 15, 2013.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., dated January 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: January 30, 2013
	By:	/s/ Charles W. Scharf
Charles W. Scharf Chief Executive Officer